EXHIBIT 23.1

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA., LL.B.,
C.P.A.(Practising)

Consent of Independent Registered Public Accounting Firm

 We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 11, 2013, on the financial statements of Pacificorp International Hotel Management, Inc.(the "Company") as of the year ended December 31, 2012 and 2011.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Albert Wong & Co CPA ALBERT WONG & CO. Certified Public Accountants Hong Kong November 11, 2013